UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 22, 2009
Healthcare Trust of America, Inc.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	000-53206 (Commission File Number)	20-4738467 (I.R.S. Employer Identification No.)

16427 N. Scottsdale Road, Suite 440, Scottsdale, Arizona (Address of principal executive offices)	85254 (Zip Code)
Registrant’s telephone number, including area code: 480-998-3478
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
We previously filed a Current Report on Form 8-K on September 22, 2009, or the Form 8-K, reporting our acquisition of 16 medical office buildings in the Greenville, South Carolina area, as described in the Form 8-K. We are filing this Form 8-K/A, Amendment No. 1, to provide the financial information required by Item 9.01.
Item 9.01 Financial Statements and Exhibits.

(a) Summary financial information of property acquired.	Page

Greenville Hospital Systems

I. Summary financial information regarding Greenville Hospital Systems	3

(b) Pro forma financial information.

Healthcare Trust of America, Inc.

I. Unaudited Pro Forma Condensed Consolidated Financial Statements for the Nine Months Ended September 30, 2009 and for the Year Ended December 31, 2008	4

II. Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Nine Months Ended September 30, 2009	5

III. Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2008	6

IV. Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements for the Nine Months Ended September 30, 2009 and for the Year Ended December 31, 2008	7

SUMMARY FINANCIAL DATA
GREENVILLE HOSPITAL SYSTEMS
     We have acquired the following property portfolio leased primarily to Greenville Hospital Systems (“GHS”).

Property Location	Date Acquired	Purchase Price	Square Feet	Year Built
Greenville, SC	9/18/2009	$162,820,000	856,000	1974-2008
     GHS is one of the largest healthcare services providers in South Carolina and has approximately 70% of the market share in its primary service area. Approximately 92% of the GHS portfolio’s square footage is located on or adjacent to three of GHS’s five hospital campuses. The Greenville Memorial “flagship” campus is approximately 138 acres and includes approximately 1,268 acute hospital beds, approximately 380 employed physicians, and approximately 1,000 affiliated physicians.
     In evaluating the GHS portfolio (the “Property”) as a potential acquisition and determining the appropriate amount of consideration to be paid for our interest in the portfolio, a variety of factors were considered, including our evaluation of property condition reports; the location, visibility and access to the Property, the age, physical condition and curb appeal of the Property, neighboring property uses, local market conditions, including vacancy rates, area demographics, including trade area population and average household income, neighborhood growth patterns and general economic conditions, and tenant demand.
     The buildings comprising the property were built between 1974 and 2008. Since the Property was completed, it has been fully occupied by GHS and third party tenants. As of the September 18, 2009 closing date, the Property was 100% leased. GHS has executed leases for a total of approximately 718,924 square feet, or approximately 84% of the Property. Because the Property is 84% leased to GHS on a long-term basis under a net lease that transfers substantially all of the operating costs to the tenant, we believe that the financial condition and results of operations of the tenant, GHS, are more relevant to investors than the financial statements of the Property and enable investors to evaluate the credit-worthiness of the lessee. Pursuant to the guidance provided by the Securities and Exchange Commission or (the “SEC”), we have provided audited and unaudited financial statements of GHS below.
     The following summary financial data regarding GHS is taken from its audited year end and unaudited interim financial statements:

	For the Nine
	Months Ended	For the Fiscal Year Ended
	6/30/2009	9/30/2008	9/30/2007	9/30/2006
Consolidated Statements of Operations
Revenues	$983,752,000	$1,172,199,000	$1,040,770,000	$986,358,000
Operating Income	10,248,000	16,136,000	11,363,000	17,626,000
Net Income	13,803,000	24,924,000	25,617,000	29,008,000

	As of	As of the Fiscal Year Ended
	6/30/2009	9/30/2008	9/30/2007
Consolidated Balance Sheets
Total Assets	$1,284,017,000	$1,263,984,000	$1,236,967,000
Total Liabilities	902,432,000	806,352,000	818,291,000
Stockholders’ Equity	381,585,000	457,632,000	418,676,000

Healthcare Trust of America, Inc.
Unaudited Pro Forma Condensed Consolidated Financial Statements
For the Nine Months Ended September 30, 2009 and for the Year Ended December 31, 2008
     The accompanying unaudited pro forma condensed consolidated financial statements (including notes thereto) are qualified in their entirety by reference to and should be read in conjunction with our September 30, 2009 Quarterly Report on Form 10-Q and December 31, 2008 Annual Report on Form 10-K. In management’s opinion, all adjustments necessary to reflect the transactions have been made.
     The accompanying unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2009 and for the year ended December 31, 2008 are presented as if we acquired the Property on January 1, 2008. The Property was acquired using proceeds, net of offering costs, received from our initial public offering through the acquisition date at $10.00 per share. The pro forma adjustments assume that the offering proceeds were raised as of January 1, 2008.
     An unaudited pro forma condensed consolidated balance sheet as of September 30, 2009 is not presented as the effect of the acquisition of the Property is fully reflected in our historical consolidated balance sheet as of September 30, 2009.
     The accompanying unaudited pro forma condensed consolidated financial statements are unaudited and are subject to a number of estimates, assumptions, and other uncertainties, and do not purport to be indicative of the actual results of operations that would have occurred had the acquisitions reflected therein in fact occurred on the dates specified, nor do such financial statements purport to be indicative of the results of operations that may be achieved in the future. In addition, the unaudited pro forma condensed consolidated financial statements include pro forma allocations of the purchase price of the Property based upon preliminary estimates of the fair value of the assets acquired and liabilities assumed in connection with the acquisitions and are subject to change.

Healthcare Trust of America, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Nine Months Ended September 30, 2009

		Acquisition of
		Greenville Hospital
	September 30, 2009	Systems		September 30, 2009
	As Reported (A)	Property (B)		Pro Forma
Revenues:
Rental income	$89,914,000	$10,285,000	(C)	$100,199,000
Interest income from real estate notes receivable, net	2,128,000			2,128,000

Total Revenues	92,042,000	10,825,000		102,327,000
Expenses:
Rental expenses	32,854,000	1,309,000	(D)	34,163,000
General and administrative	21,955,000	(4,702,000)	(E)	17,253,000
Depreciation and amortization	39,231,000	2,705,000	(F)	41,936,000

Total expenses	94,040,000	(688,000)		93,352,000

Income (loss) before other income (expense)	(1,998,000)	10,973,000		8,975,000
Other income (expense):
Interest expense (including amortization of deferred financing costs and debt discount):
Interest expense related to note payables to affiliate
Interest expense related to mortgage loan payables and line of credit	(22,001,000)	—	(G)	(22,001,000)
Gain on derivative financial instruments	3,357,000	—		3,357,000
Interest and dividend income	233,000	—		233,000

Net Income (Loss)	(20,409,000)	10,973,000		(9,436,000)

Less: Net income attributable to noncontrolling interest of limited partners	(241,000)	—		(241,000)

Net income (loss) attributable to controlling interest	$(20,650,000)	$10,973,000		$(9,667,000)

Loss from continuing operations per share — basic and diluted	$(0.20)			$(0.08)

Weighted average number of common shares outstanding — basic and diluted	105,257,482			122,938,305	(H)

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

Healthcare Trust of America, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2008

Acquisition of
Greenville
December 31, 2008	Hospital Systems	December 31, 2008
As Reported (I)	Property (J)	Pro Forma
Revenues:
Rental income	$80,415,000	$14,998,000	(C)	$95,413,000
Interest income from real estate notes receivable, net	3,000	3,000

Total Revenues	80,418,000	14,998,000	95,416,000
Expenses:
Rental expenses	28,174,000	1,889,000	(D)	30,063,000
General and administrative	9,560,000	—	(E)	9,560,000
Depreciation and amortization	37,398,000	3,945,000	(F)	41,343,000

Total expenses	75,132,000	10,536,000	80,966,000

(Loss) income before other income (expense)	5,286,000	4,462,000	14,450,000
Other income (expense):
Interest expense (including amortization of deferred financing costs and debt discount):
Interest expense related to note payables to affiliate	(2,000)	—	(2,000)
Interest expense related to mortgage loan payables and line of credit	(21,341,000)	—	(G)	(21,341,000)
Loss on derivative financial instruments	(12,821,000)	—	(12,821,000)
Interest and dividend income	469,000	—	469,000

Net Income (Loss)	(28,409,000)	4,462,000	(19,245,000)

Less: Net income attributable to noncontrolling interest of limited partners	(39,000)	—	(39,000)

Net income (loss) attributable to controlling interest	$(28,448,000)	$4,462,000	$(19,284,000)

Loss from continuing operations per share — basic and diluted	$(0.66)	$(0.32)

Weighted average number of common shares outstanding — basic and diluted	42,844,603	60,476,409	(H)

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

Healthcare Trust of America, Inc.
Notes to Unaudited Pro Forma Condensed Consolidated Operations
For the Nine Months Ended September 30, 2009 and for the Year Ended December 31, 2008
1. Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Nine Months Ended September 30, 2009
     (A) Reflects our historical results of operations for the nine months ended September 30, 2009.
     (B) Amounts represent the pro forma adjustments to reflect the operations of the Greenville Hospital Systems property for the nine months ended September 30, 2009. There were no other significant acquisitions in 2008 or 2009 that were significant property acquisitions pursuant to SEC Rule 3-14 of Regulation S-X.
     (C) Rental income includes straight line rental revenues and tenant reimbursement income for the Property in accordance with the respective lease agreements, as well as the amortization of above and below market leases.
     (D) Pursuant to our property management agreement, Greenville Hospital Systems is entitled to receive, for services in managing our property, a monthly property management fee of up to 1.5% of the gross cash receipts of the Property. The historical rates varied. As a result, the pro forma amounts shown are reflective of our current property management agreement.
     Adjustments were made for an incremental property tax expense assuming the acquisition price and historical property tax rates. Also, adjustments were made for other rental expenses, such as utilities, insurance, and ground lease rent.
     (E) The acquisition costs are a one-time occurrence therefore, these costs are an adjustment to the 2009 actual results of operations.
     (F) Depreciation expense on the portion of the purchase price allocated to building is recognized using the straight-line method and a 39 year life. Depreciation expense on improvements is recognized using the straight-line method over an estimated useful life between 19 and 180 months. Amortization expense on the identified intangible assets, excluding above and below market leases, is recognized using the straight-line method over an estimated useful life between 19 and 180 months.
     The purchase price allocations, and therefore depreciation and amortization expense, are preliminary and subject to change.
     (G) The Property was acquired using proceeds, net of offering costs, received from our initial public offering through the acquisition date at $10.00 per share. No debt was incurred to finance the acquisition.
     (H) Represents the weighted average number of shares of common stock from our initial public offering required to generate sufficient offering proceeds to fund the purchase of the Property. The calculation assumes the Property was acquired on January 1, 2008.
     (I) Reflects our historical results of operations for the year ended December 31, 2008.
     (J) Amounts represent pro forma adjustments to reflect the operations of the Property for the year ended December 31, 2008. There were no other significant acquisitions in 2008 or 2009 that were significant property acquisitions pursuant to SEC Rule 3-14 of Regulation S-X.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Healthcare Trust of America, Inc.
Date: December 4, 2009	By:	/s/ Scott D. Peters
		Name:	Scott D. Peters
		Title:	Chief Executive Officer and President